UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2024
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 Par Value Per Share	HD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.
Effective May 7, 2024, The Home Depot, Inc. (the “Company”) entered into three separate revolving credit facility agreements establishing three revolving credit facilities allowing for additional borrowings of up to $14.5 billion to support the Company’s expanded commercial paper programs in connection with the anticipated financing of the Company’s pending acquisition of SRS Distribution Inc. (the “SRS Acquisition”). The agreements consist of the following:
•A 364-Day Revolving Credit Facility Agreement dated as of May 7, 2024 (the “364-Day Credit Agreement”), among the Company, the banks party thereto, and JPMorgan Chase Bank, N.A. as administrative agent, establishing a $3.5 billion revolving credit facility (the “364-Day Credit Facility”). Commitments under the 364-Day Credit Facility will expire, and the 364-Day Credit Facility will mature, on May 6, 2025, unless terminated earlier; provided that the Company may elect to extend the maturity of outstanding loans (but not the commitments) for an additional one year period subject to satisfaction of certain customary conditions and payment of a term out fee of 0.50% multiplied by the then outstanding loans under the 364-Day Credit Agreement.
•A Three-Year Revolving Credit Facility Agreement dated as of May 7, 2024 (the “Three-Year Credit Agreement”), among the Company, the banks party thereto, and JPMorgan Chase Bank, N.A. as administrative agent, establishing a $1.0 billion revolving credit facility (the “Three-Year Credit Facility”). Commitments under the Three-Year Credit Facility will expire, and the Three-Year Credit Facility will mature, on May 7, 2027, unless terminated earlier.
•A Revolving Credit Facility Agreement dated as of May 7, 2024 (the “Capital Markets Credit Agreement”, and together with the 364-Day Credit Agreement and the Three-Year Credit Agreement, the “Credit Agreements”), among the Company, the banks party thereto, and JPMorgan Chase Bank, N.A. as administrative agent, establishing a $10.0 billion revolving credit facility (the “Capital Markets Credit Facility”, and together with the 364-Day Credit Facility and the Three-Year Credit Facility, the “Credit Facilities”). Commitments under the Capital Markets Credit Facility will expire, and the Capital Markets Credit Facility will mature, on May 6, 2025, unless terminated earlier; provided that the Company may elect to extend the maturity of outstanding loans (but not the commitments) for an additional one year period subject to satisfaction certain customary conditions and payment of a term out fee of 0.50% multiplied by the then outstanding loans under the Capital Markets Credit Agreement. The Capital Markets Credit Agreement provides that the commitments under the Capital Markets Credit Facility will be reduced by the amount of net cash proceeds received by the Company from the issuance of senior unsecured debt securities issued in a public offering or pursuant to a Rule 144A private placement, if any, and, if the commitments as reduced exceed the outstanding loans or the commitments under the facility have been terminated, net cash proceeds from such an offering must be used to prepay outstanding borrowings under the Capital Markets Credit Facility.
We currently intend to use borrowings, if any, under the Credit Facilities for general corporate purposes including to support our expanded commercial paper programs to fund the SRS Acquisition and/or, if necessary, to fund the SRS Acquisition. Fundings under the Credit Facilities are subject to conditions customary for financings of this type.
Loans under the Credit Facilities will bear interest at a rate per year generally equal to, at our election, either:
•At a base rate equal to the highest of (a) the interest rate quoted by The Wall Street Journal as the prime rate in the United States; (b) 0.50% plus the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate, each as determined by the Federal Reserve Bank of New York; and (c) 1.0% in excess of the secured overnight financing rate (“SOFR”) for a one-month interest period plus 0.10%, plus the applicable margin for such loans (“Base Rate Loans”); or
•Term SOFR for the selected term which may be one, three or six months, plus a credit spread adjustment of 0.10% plus the applicable margin for such loans (“Term SOFR Loans”).
The applicable margin for loans under the Credit Facilities will vary depending upon the Company’s ratings for senior, unsecured, long-term indebtedness for borrowed money (the “Credit Ratings”). Based upon the Company’s current Credit Ratings, the applicable margin for Base Rate Loans would be 0.00% under all of the Credit Facilities, and the applicable margin for Term SOFR Loans would be 0.835% under the 364-Day Credit Facility and the Capital Markets Credit Facility and 0.810% under the Three-Year Credit Facility, provided that the applicable margin for Term SOFR Loans under the 364-Day Credit Facility will decrease to 0.710% and the applicable margin for Term SOFR Loans under the Three-Year Credit Facility will decrease to 0.685% once the Capital Markets Credit Facility is no longer outstanding. In addition, the Company will pay a facility fee on the commitments outstanding under each of the Credit Facilities, which also will vary depending on the

Company’s Credit Ratings. Based on the Company’s current Credit Ratings, the facility fee would be 0.040% under the 364-Day Credit Facility and the Capital Markets Credit Facility and 0.065% under the Three-Year Credit Facility. The Company must also pay an additional duration fee equal to 0.10% of the commitments and loans outstanding under the Capital Markets Credit Facility on each of June 28, 2024 and December 13, 2024 if the Capital Markets Credit Facility is still in effect on those dates.
The Credit Agreements contain representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type. The Credit Agreements also contain a mandatory commitment termination and prepayment upon the request of the Administrative Agent (acting at the request of lenders holding a majority of commitments or loans under the relevant Credit Facility) following the occurrence of a Change of Control as defined in the respective Credit Agreements.
The foregoing descriptions of the Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreements, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended July 28, 2024.
Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

Date: May 9, 2024	By:	/s/ Teresa Wynn Roseborough
	Name:	Teresa Wynn Roseborough
	Title:	Executive Vice President, General Counsel and Corporate Secretary
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